C

JUNIPER CONTENT CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 48203W 10 3

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0001 PER SHARE, OF

JUNIPER CONTENT CORPORATION

(hereinafter called the "Corporation"), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation (copies of which are on file at the office of the Transfer Agent of the Corporation), to all of which the holder by acceptance hereof assents.

This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

By

TREASURER

JUNIPER CONTENT CORPORATION CORPORATE SEAL 2005 DELAWARE

By

CHAIRMAN OF THE BOARD

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
AS TRANSFER AGENT

BY

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: J. NAPOLITANO 631-253-3206
/ ETHER 7 / LIVE JOBS / J / JUNIPER 26141 FC LOT 1

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
PROOF OF FEBRUARY 28, 2007
JUNIPER CONTENT CORPORATION
TSB 26141 FC Lot 1
Operator: ___ Ron
Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-3 Dark Green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.